Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.2 to Registration Statement No. 333-236956 on Form S-1 of our report dated May 5, 2020, relating to the consolidated financial statements of Albertsons Companies, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte &Touche LLP

Boise, Idaho

June 9, 2020